UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 20, 2020

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F.,

The Metropolis Tower,

10 Metropolis Drive, Hung Hom,

Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 8.01 Other Events

As previously disclosed on its Current Report on Form 8-K filed on December 5, 2019, Greenpro Capital Corp. (the “Company”) received a written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days (the “Bid Price Requirement”). On April 20, 2020, the Company received a letter (“New Notice”) from the Staff of the Nasdaq indicating that, due to extraordinary market conditions, Nasdaq has tolled the compliance period for the Bid Price Requirement through June 30, 2020 (the “Tolling Period”) and that on April 16, 2020 (the “Rule Change Date”), Nasdaq filed an immediately effective rule change with the SEC to implement the Tolling Period. The New Notice indicates that upon expiration of the Tolling Period and beginning on July 1, 2020, the Company will receive the balance of days remaining under its currently pending compliance period in effect at the Rule Change Date.

Accordingly, upon expiration of the Tolling Period and beginning on July 1, 2020, the Company will then have 41 calendar days from July 1, 2020, or until August 10, 2020, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during either the Tolling Period or during the 41 calendar days following the Tolling Period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: May 11, 2020	By:	/s/ Lee Chong Kuang
	Title:	President and Chief Executive Officer

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